UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2013

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On December 5, 2013, Alberto Weisser, Executive Chairman of the Board of Directors (the “Board”) of Bunge Limited (the “Company”), informed the Board that he will resign from the Board effective December 31, 2013, concurrent with the previously announced expiration of his term as Executive Chairman.  Mr. Weisser has served as Executive Chairman since June 2013, and prior to that served as Chairman and Chief Executive Officer of the Company since 1999.

The Board has appointed L. Patrick Lupo to succeed Mr. Weisser as non-executive Chairman of the Board, effective January 1, 2014.  Mr. Lupo has been a member of the Board since 2006 and currently serves as Lead Independent Director and Deputy Chairman, as well as Chairman of the Compensation Committee.  Upon Mr. Lupo assuming the role of non-executive Chairman, the Board will no longer have a Lead Independent Director.  In connection with his service as non-executive Chairman, Mr. Lupo will receive a supplemental annual retainer of $250,000, comprised of $100,000 in cash and $150,000 in time-based restricted stock units.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 9, 2013

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel, Chief Compliance Officer and Assistant Secretary